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                                                                    EXHIBIT 99.1

[AAMES FINANCIAL CORPORATION LOGO]


                                       Contact: James Huston
                                                Investor Relations Department
                                                Aames Financial Corporation
                                                (323) 210-5311



FOR IMMEDIATE RELEASE


         AAMES FINANCIAL CORPORATION ENTERS INTO $75 MILLION RESIDUAL FORWARD SALE FACILITY RENEWS AND EXTENDS COMMITTED WAREHOUSE LENDING FACILITY AND INCREASES CREDIT LIMIT BY $50 MILLION


         LOS ANGELES, CALIFORNIA, SEPTEMBER 5, 2000 - AAMES FINANCIAL CORPORATION (NYSE: AAM), a leader in subprime home equity lending, today reported that it has entered into a residual forward sale facility that will enable the Company to sell up to $75.0 million of its residual interests for cash in future securitizations through September 2002. The Company also announced that it had extended the term of one of its committed warehouse facilities previously scheduled to expire in October 2000 to October 2001 and increased the maximum credit limit of that facility by $50.0 million to $300.0 million.

          "The residual forward sale facility will eliminate the negative cash flow traditionally experienced by the Company in securitizations. By increasing the Company's access to the securitization market, the facility provides the Company additional flexibility in its loan disposition strategy of securitizations and whole loan sales enhancing its ability to take advantage of market conditions," said A. Jay Meyerson, the Company's Chief Executive Officer. "The increase in the warehouse facility will provide additional liquidity for the Company to fund its retail and broker loan production."

         Meyerson added that the Company entered into the residual forward sale facility with an affiliate of Capital Z Financial Services Fund II, L.P., the controlling partner of the Company's largest stockholder and that the Company expects to execute its first transaction under the residual sale facility later this month in connection with a planned securitization.

         Aames Financial Corporation is a leading home equity lender, and at June 30, 2000 operated 100 retail Aames Home Loan offices and 7 wholesale loan centers nationwide.

         From time to time the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company's business include the following: negative cash flow and continued access to outside sources of cash to fund operations; dependence on funding sources; third party rights to terminate mortgage servicing; high delinquencies and losses in the Company's securitization trusts; prepayment risk; changes in interest rates; basis risk; prolonged interruptions or reductions in the secondary market for mortgage loans; timing of loan sales; dependence on broker network;

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competition; concentration of operations in California and Florida; economic conditions; contingent risks on loans sold; government regulation; changes in federal income tax laws; ability to pay dividends and the concentrated ownership of the Company's controlling stockholder. For a more complete discussion of these risks and uncertainties, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in the Company's Annual Report on Form 10-K and 10-K/A for the fiscal year ended June 30, 1999 and "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in Form 10-Q for the quarter ended March 31, 2000, and subsequent Company Filings with the United States Securities and Exchange Commission.